As filed with the Securities and Exchange Commission on May 7, 2002
                                                      Registration No. 333-87480




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               MEGAPRO TOOLS, INC.
               (Exact name of issuer as specified in its charter)

                Nevada                                91-2037081
     (State or other jurisdiction                (I.R.S. Employer
     of incorporation or organization)           Identification No.)


                       Suite 5, 5492 Production Boulevard
                        Surrey, British Columbia V3S 8P5
                            Telephone: (604) 533-1777
          (Address and Telephone Number of Principal Executive Offices)


                             2000 STOCK OPTION PLAN
                            (Full title of the plan)



                           Mr. Neil Morgan, President
                               MEGAPRO TOOLS, INC.
                             250 H Street, Suite 553
                            Blaine, Washington 98230
                            Telephone: (800) 263-7077
            (Name, address and Telephone Number of Agent for Service)





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         Megapro Tools, Inc. (the "Company") hereby amends its Registration
Statement on Form S-8 by filing this Post-Effective Amendment No. 1.


                          DEREGISTRATION OF SECURITIES


       Pursuant to the Company's Registration Statement, which became effective with the Securities and Exchange Commission on May 3, 2002, 950,000 shares of Common Stock were registered under the Securities Act of 1933. The Company hereby deregisters 770,000 shares of Common Stock of the number of shares originally registered.

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


                                   SIGNATURES
                                   ----------


       Pursuant to the requirements of the Securities Act of 1933, the registrant, MegaPro Tools, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Post-Effective Amendment No.1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blaine, Washington, on May 6, 2002.

                                         MEGAPRO  TOOLS  INC.


                                         By: /s/Neil Morgan
                                             -----------------------------------
                                                Neil Morgan, President
                                                Principal Executive Officer
                                                Principal Accounting Officer


                                POWER OF ATTORNEY
                                -----------------

       Each person whose signature appears below constitutes and appoints Neil Morgan, President as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the date indicated.

SIGNATURE                        TITLE                               DATE
---------                        -----                               ----


                          President and Director
/s/Neil Morgan            Principal Executive Officer
---------------------     Principal Accounting Officer           May 6, 2002
Neil Morgan



/s/Joseph Piscitelli
---------------------
Joseph Piscitelli         Director                               May 6, 2002



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